Exhibit 99.1

Press Release of IEH Corporation, dated as of September 24, 2021.

IEH Corp Provides Guidance Related to Changes in OTC market and its Common Stock

BROOKLYN, N.Y., September 24, 2021 - IEH Corporation (OTC: IEHC). In response to shareholder inquiries, IEH Corporation confirmed today that on September 28, 2021, trading in its stock will be in accordance with the OTC Pink Sheet No Information tier, as a result of the implementation of the SEC’s rules changes to the OTC Market implemented through Amended Rule 15c2-11.

The effect of the change in the Rule will be that broker dealer firms will not be able to provide stock quotes for IEH’s common stock. Transactions will be limited to the “Expert” market. Persons who hold IEH common stock or wish to purchase IEH common stock will have to contact their brokers directly in order to buy or sell shares.

Among other requirements, the Amended Rule requires listed companies to be current in their SEC filings or provide alternative information, including financial information and financial statements to the OTC. IEH Corporation has been delinquent in its SEC filings, and is unable at this time to provide the required level of information to the OTC but is working diligently to cure this delinquency.

“We have been aware of this Amended Rule, and had hoped to be caught up on our filings in time to enable an eventual reinstatement to our prior trading platforms on the OTC. Despite not making the deadline, we want our shareholders to know that we are extremely focused on getting current with our filings with the SEC” said David Offerman, IEH Corp President and CEO. “As previously noted, our inability to make our SEC filings has been driven by a reconciling of two disparate accounting systems, our legacy system and our new one. At the heart of the issue is how the two disparate systems itemize inventory categories; namely what is considered raw material, work-in-progress (WIP) and finished goods. It is intense, demanding work, requiring a blending of our old ERP system and the new one, as well as discriminating periodic inventory costing from perpetual inventory costing. As we have previously disclosed, we have engaged outside resources and focused internal resources to address these subjects appropriately so that we can keep moving forward. While it has taken much longer to resolve than previously anticipated, we are much closer to completion, and anticipate resolution before the end of the 2021 calendar year.

Despite these issues, I am happy to confirm previously provided revenue guidance of between 5% to 10% year over year which is fiscal 2021 over fiscal 2020. Our $2.1M PPP loan was fully forgiven, our balance sheet remains strong, and cash on hand is at an all-time high. Although revenues in the current Fiscal '22 will be lower due to the severe retraction in the commercial aviation sector due to COVID, recent upticks in air travel herald an earlier than expected recovery in that industry.”

About IEH Corporation

For over 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The company markets primarily to companies in defense, aerospace, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The company was founded in 1941 and is based in Brooklyn, New York.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events and trends in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the delinquency we have experienced in filing recent periodic reports under the Securities and Exchange Act of 1934, as amended, our ability to remediate the material weaknesses in our internal controls over financial reporting or our need to amend previously issued financial results for our fiscal quarters ended September 27, 2019 and December 31, 2019; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; the continued impact of the coronavirus (“COVID-19”) virus, including the measures to reduce its spread, and its effects on the economy and the business sectors for which we provide products and services; pricing pressures on our product caused by competition; the risk that our products will not gain market acceptance; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which we operate; our ability to protect intellectual property; our relationships with key customers; adverse conditions in the industries in which our customers operate; our ability to quickly and effectively respond to new technological developments; and our ability to attract and retain key employees. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended March 31, 2020. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this report as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448

SOURCE: IEH Corporation